UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) November 7, 2006


                              GAMCO INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

           New York                    1-14761                   13-4007862
       (State or other               (Commission               (IRS Employer
jurisdiction of incorporation)       File Number)            Identification No.)

        One Corporate Center, Rye, NY                              10580
 (Address of principal executive offices)                       (Zip Code)

        Registrant's telephone number, including area code (914) 921-3700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     Item 2.02. Results of Operations and Financial Condition.

     The following information is furnished pursuant to Item 2.02, "Results of Operations and Financial Condition."

     On November 9, 2006, GAMCO Investors, Inc. ("GAMCO") issued a press release setting forth GAMCO's third-quarter 2006 earnings. A copy of GAMCO's press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

     Item 4.02. Non-Reliance on Previously Issued Financial Statements or a
                Related Audit Report or Completed Interim Review.

     On November 7, 2006, management concluded that GAMCO would restate GAMCO's previously filed financial statements for the quarters ended March 31, 2006 and June 30, 2006 to change its accounting method for recognizing incentive fee revenues on Investment Partnerships, effective January 1, 2006.

     As first disclosed in GAMCO's Form 10-Q for the quarter ended March 31, 2006, GAMCO voluntarily changed its accounting method, effective January 1, 2006, to recognize management fee revenues on closed-end fund preferred shares at the end of the measurement period. Unlike most money management firms, GAMCO does not charge fees on leverage in its closed-end funds unless the total return to the closed-end fund's common shareholders for the calendar year exceeds the dividend rate of the preferred shares. In 2005, GAMCO recognized these revenues during each interim reporting period if and when the total return to common shareholders of the closed-end fund exceeded the dividend rate of the preferred shares.

     When GAMCO voluntarily changed its accounting method for recognizing management fee revenues on closed-end fund preferred shares as described above, GAMCO did not change its method of accounting for incentive fee revenues on Investment Partnerships. In preparing GAMCO's financial statements for the quarter ended September 30, 2006, management determined that it should have also changed GAMCO's accounting method to recognize incentive fee revenues on Investment Partnerships at the end of the measurement period. Previously, GAMCO recognized incentive fee revenues on Investment Partnerships during each interim reporting period.

     GAMCO believes that the preferable method of accounting is to recognize management fee revenues on closed-end fund preferred shares and incentive fees on Investment Partnerships at the end of the measurement period. This method results in revenue recognition only when the measurement period has been completed and when the management fees and incentive fees have been earned. This eliminates the possibility of revenues that have been recognized in interim measurement periods subsequently being reversed in later periods during a fiscal year.

     On November 9, 2006, GAMCO filed amended quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 to restate the financial statements in those reports to recognize incentive fee revenues on Investment Partnerships at the end of the measurement period. Accordingly, the financial statements previously filed by GAMCO in its quarterly reports on Form 10-Q for the quarters ended March 31, 2006 and June 30, 2006 should no longer be relied upon.

     Management and the Audit Committee of GAMCO's Board of Directors discussed all of the matters described above with GAMCO's independent accountants, including the decision to voluntarily change GAMCO's accounting method to recognize management fee revenues on closed-end preferred shares at the end of the measurement period (before the decision was implemented) and the subsequent decision to change GAMCO's accounting method to recognize incentive fee revenues on Investment Partnerships at the end of the measurement period (before the decision was implemented).


     Item 9.01. Financial Statements and Exhibits.

     (d)  Exhibits

     99.1   GAMCO's Press Release, dated November 9, 2006.

                                  Exhibit Index
                                  -------------

Exhibit No.
-----------
99.1     GAMCO's Press Release, dated November 9, 2006.


SIGNATURE
---------
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        GAMCO Investors, Inc.

                                        By:     /s/    John C. Ferrara
                                             -------------------------------
                                                    John C. Ferrara
                                             Interim Chief Financial Officer


Date:    November 13, 2006
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